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                                                                    EXHIBIT 23.7



                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.



     As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the use of our reserve report as of January 1, 2001 and to all references to our firm included in or made part of the Bellwether Exploration Company's Form S-4 to be filed with the Securities and Exchange Commission on or about April 3, 2001.



                                            NETHERLAND, SEWELL &


                                            ASSOCIATES, INC.



                                            By:    /s/ DANNY D. SIMMONS

                                              ----------------------------------

                                                Danny D. Simmons


                                                Senior Vice-President



April 2, 2001


Houston, Texas